Exhibit 32.1
Certification Accompanying Periodic Report
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. ss. 1350)
     The undersigned, Eric Claus, President and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. (“Company”), and Brenda M. Galgano, Senior Vice President, Chief Financial Officer of the Company, each hereby certifies that (1) the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended February 28, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: July 23, 2009	/s/ Eric Claus
Eric Claus
President and Chief Executive Officer

Date: July 23, 2009	/s/ Brenda M. Galgano
Brenda M. Galgano
Senior Vice President, Chief Financial Officer